Xos, Inc. Stock Sale Plan for Emerald Green Trust This Stock Sale Plan (this “Plan”) is entered into this 21st day of November 2025 (“Adoption Date”) between Emerald Green Trust (the “Participant”) and Piper Sandler & Co. (the “Broker”). Recitals The Participant desires to establish this Plan to sell shares of common stock (the “Stock”), of Xos, Inc. (the “Issuer”). The Participant desires to engage the Broker to effect sales of shares of the Stock in accordance with this Plan. The Stock is principally traded on the Nasdaq Global Market Exchange (the “Exchange”). Agreement Therefore, the Participant and the Broker hereby agree as follows: 1. The Broker shall use its best efforts, consistent with ordinary principles of best execution, to effect planned transactions in the Stock (each, a “Planned Transaction”) pursuant to the instructions set forth on Attachment A (the “Instructions”) commencing on the date set forth in the Instructions. Subject to the Instructions, the Broker shall in its sole discretion choose the time(s) at which Planned Transaction(s) shall occur, whether to effect a Planned Transaction in bulk sales or smaller increments depending on market demand and the price at which any Planned Transaction is effected. All shares shall be traded on a not-held basis. The sale of the Stock pursuant to this Plan shall be executed by the Broker without prior consultation with or notice to the Participant. If any of the Instructions, either read separately or read in conjunction with the rest of this Plan, would result in conflicting, ambiguous or confusing directions, the Participant hereby authorizes the Broker to use its discretion to effect that portion of the Instructions as the Broker so determines. The Participant shall not attempt to exercise any influence over how, when or whether to effect Planned Transactions pursuant to this Plan. The Participant will not, directly or indirectly, communicate any material nonpublic information about the Stock or the Issuer to any employee of Broker other than an investment banking employee. 2. This Plan shall become effective on the date hereof and shall terminate as described in Attachment A. Notwithstanding the provisions in Attachment A, the Participant may terminate this Plan at any time by providing written notice of termination prior to the requested date of termination. 3. The Participant understands that if the Broker is not able to effect part or all of a Planned Transaction due to a market disruption or a legal, regulatory, or contractual restriction applicable to the Broker or due to the exercise of any time/price discretion granted to the Broker under this Plan, then such Planned Transaction shall be suspended during such event. The Broker shall effect such Planned Transaction, or part thereof, as promptly as practical after the cessation or termination of such market disruption, applicable restriction, or other event, provided that no such Planned Transaction shall be effected after the termination of this Plan. 4. The Participant represents and warrants that the Participant: (a) is not aware of any material nonpublic information with respect to the Stock or the Issuer and during the term of the Plan will not, directly or indirectly, communicate any material nonpublic information relating to the Stock or the Issuer; (b) adopted this Plan in good faith and not as part of a plan or scheme to evade the prohibitions of SEC Rule 10b5-1; (c) adopted this Plan in compliance with the requirements of SEC Rule 10b5- 1; (d) has selected a trading commencement date set forth on the Instructions that complies with the applicable cooling off period under SEC Rule 10b5-1(c)(1)(ii)(B). (e) has no other outstanding contract, instruction, or plan that would qualify for the affirmative defense under SEC Rule 10b5-1(c)(1) for purchases or sales of Issuer securities, including the Stock, on the open market except as permitted by SEC Rule 10b5- 1(c)(1)(ii)(D) and, while this Plan is in effect, will not enter into any such contract, instruction, or plan; (f) if this Plan is a single trade arrangement as defined in SEC Rule 10b5- 1(c)(1)(ii)(E) (a “Single Trade Plan”), has not entered into a Single Trade Plan during the prior 12-month period except as permitted by SEC Rule 10b5-1(c)(1)(ii)(D)(3) for certain sell-to-cover transactions. (g) is not subject to any legal, regulatory, or contractual restriction or undertaking that would prevent the Broker from conducting the Planned Transactions in accordance with this Plan; (h) owns free and clear of any liens, claims, encumbrances or other restrictions the shares of Stock to be sold under this Plan subject, in the case of shares of Stock underlying stock options to be exercised pursuant to this Plan, only to the compliance by the Participant with the exercise provisions of such options; (i) is or is not an affiliate of the Issuer for purposes of SEC Rule 144 as indicated on the Instructions; (j) is currently able to purchase and sell shares of Stock in accordance with the Issuer’s insider-trading policies and has obtained the approval of the Issuer’s General Counsel (or other appropriate compliance officer) to enter into this Plan at this time which approval is evidenced below by the Issuer’s acknowledgement hereof. 5. The Participant shall immediately notify the Broker if the Participant becomes subject to a legal, regulatory, or contractual restriction or undertaking that would prevent the Broker from making Planned Transactions under this Plan, and, in such a case, the Participant and the Broker shall cooperate to amend or otherwise revise this Plan to take account of the restriction or undertaking (but neither party shall be obligated to take any action that would be inconsistent with SEC Rule 10b5-1(c)). 6. It is the parties’ intent that this Plan comply with the requirements of SEC Rule 10b5-1(c)(1) and this Plan shall be interpreted to comply with the requirements thereof. Any provision of this Plan that cannot be construed in accordance with Rule 10b5-1(c) shall be void. 7. SEC Rule 144 is not available for the resale of securities initially issued by shell companies or issuers that have been at any time previously a shell company until certain conditions are met and, as a result, SEC Rule 144 is not available for resales of any Issuer securities until after the Rule 144 Availability Date set forth in the Instructions. Prior to such Rule 144 Availability Date, the shares of Stock to be sold under this Plan are registered for resale by Participant pursuant to a prospectus that forms a part of a registration statement on Form S-3 under the Securities Act or Form S-8 under the Securities Act having the registration statement number set forth in the Instructions. Unless the offer and sale of the shares of Stock are registered on a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), (a) if the Participant is an “affiliate” of the Issuer for purposes of SEC Rule 144, as represented by the Participant in the Instructions, then the Broker agrees to conduct all Planned Transactions in accordance with the manner-of-sale requirement of Rule 144, and in no event shall the Broker effect any such Planned Transaction if it would exceed the then-applicable volume limitation under Rule 144, assuming that the sales under this Plan are the only sales subject to that limitation, and (b) the Participant agrees not to take, and agrees to cause any person or entity with which the Participant would be required to aggregate sales of Stock under Rule 144 not to take, any action that would cause any such sale not to comply with Rule 144. As a courtesy to Participant, Broker shall prepare and, subject to review by Participant’s counsel if requested by the Broker, file one Form 144 at the beginning of each three-month period, commencing with the first sale, covering the estimated number of shares of Stock to be sold pursuant to this Plan during such three-month period. The Participant hereby grants Broker a power of attorney to complete and/or file on behalf of Participant any required Forms 144. With respect to shares of Stock, the offer and sale of which are registered on a registration statement under the Securities Act, the Broker agrees to comply with any applicable prospectus delivery requirements related thereto and the Broker further acknowledges that the shares of Stock subject to the Planned Transaction are currently so registered. For any Form 144 required to be filed electronically with EDGAR, the Participant has indicated on the Instructions whether the Participant (or a filing agent, other than the Broker, on behalf of the Participant) or the Broker (as filing agent for the Participant) will make such filing. For filings to be made by the Participant (or a filing agent, other than the Broker, on behalf of the Participant), the Broker will use its reasonable best efforts to notify promptly the designated individuals of the Issuer of the relevant trade details of any Planned Transaction on the date of execution of such Planned Transaction. For filings to be made by the Broker (as filing agent for the Participant), the Participant represents that the Participant has an account with EDGAR for filing Forms 144 for sales under this Plan and agrees to maintain the account with EDGAR for the term of the Plan, or such earlier date when the Participant ceases to be an “affiliate” of the Issuer, so that Forms 144 may be filed for any sale of Stock under this Plan. If the Participant has elected for filings to be made by the Broker, the Participant has provided to the Broker the Participant’s EDGAR access codes (i.e., EDGAR account number (CIK) and CIK Confirmation Code (CCC)) and the Issuer’s EDGAR account number (CIK).

8. The Participant acknowledges that the Issuer may suspend the Planned Transactions at such times and for such periods as may be advisable to ensure compliance with, among other things, applicable securities laws and regulations, rules of the Exchange, or contractual or accounting requirements in connection with acquisitions or dispositions by the Issuer or the Issuer’s purchases or sales of its securities. Any such suspension shall be communicated to the Broker in writing by the Issuer’s General Counsel or other appropriate compliance officer and shall contain an acknowledgment that such suspension is being made in accordance with Rule 10b5-1(c). 9. The Broker agrees not to use any information about the Planned Transactions in connection with purchases or sales of, or trading in, any securities of the Issuer, or derivative securities thereof, or provide other people with such information or recommend that other people buy or sell securities based upon such information. 10. The Participant agrees to make, or to assist the Issuer in making, all filings required under Sections 13(d) and 16 of the Securities Exchange Act of 1934 (e.g., Forms 4 and 5) with respect to the Planned Transactions. The Broker shall have no responsibility for any such filings. However, as a courtesy to the Participant, the Broker will use its reasonable best efforts to notify the designated individuals of the Issuer of the relevant trade details of any Planned Transaction no later than 24 hours from the date of execution of such Planned Transaction. The Broker will notify the individual(s) designated on the Instructions by email: 11. All share numbers and dollar amounts set forth in this Plan shall automatically be adjusted to reflect stock splits, stock dividends, and similar events occurring after the date hereof. 12. The Participant may trade in securities of the Issuer in addition to the Planned Transaction, provided that the Participant complies with the insider-trading policies of the Issuer and applicable regulatory requirements and the Participant does not enter into or alter a corresponding or hedging transaction or position with respect to the Planned Transactions. The Participant agrees to promptly notify the Broker of any transaction in the Stock by the Participant other than a Planned Transaction pursuant to this Plan. 13. This Plan may be amended only by a writing executed by the Participant and the Broker that is acknowledged by the Issuer. Any such written amendment modifying or changing the amount, price, or timing of the sale of Stock under this Plan shall contain the Participant’s representation that the Participant knows of no material nonpublic information regarding the Stock or the Issuer as of the date thereof and that the amendment is adopted in good faith and not as part of a plan or scheme to evade the prohibitions of SEC Rule 10b5-1. [Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have signed this Plan as of the date first written above. Emerald Green Trust By: Sarah Bardo Title: Trustee Piper Sandler & Co. By: Mark Cieciura Its: Managing Director Acknowledged by: Xos, Inc. By: David M. Zlotchew Title: General Counsel